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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): MARCH 6, 1997
                                                          -------------


                             SUMMIT PROPERTIES INC.
               (Exact name of Registrant as specified in charter)



           MARYLAND                      1-12792                56-1857807
           --------                      -------                ----------
(State or other jurisdiction    (Commission file number)      (IRS employer
      of incorporation)                                     identification no.)


             212 SOUTH TRYON STREET, SUITE 500, CHARLOTTE, NC 28281
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               (Address of principal executive offices) (Zip Code)

                                 (704) 334-9905
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.  ACQUISITIONS OF APARTMENT COMMUNITIES

         On April 5, 1996, Summit Properties Inc. (the "Company") acquired the remaining 75% interest of its joint venture partner in the 262 apartment home community located in the city of Plantation in Broward County, Florida ("Summit Plantation") from American Land Management Group for a total purchase price of $6.4 million. Summit Plantation was completed in 1995 and is situated on 15 acres. The Company financed the acquisition of the remaining 75% joint venture interest through a draw on the Company's $50 million credit facility provided by First Union National Bank of North Carolina.

         On January 6, 1997, the Company purchased a 322 apartment home community located in Broward County, Florida ("Summit Portofino") from the owners of partnership interests in Portofino Place, Ltd. for a total purchase price of $28 million. Summit Portofino was completed in 1995 and is situated on
18.2 acres. The Company financed the acquisition of Summit Portofino with proceeds from the sale of 315,029 shares of common stock for cash at a price of $21.625 per share ($6,812,500) and through a draw on the Company's $150 million unsecured credit facility (the "Unsecured Credit Facility") provided jointly by First Union National Bank of North Carolina and Wachovia Bank of North Carolina.

         On January 15, 1997, the Company purchased a 144 apartment home community located in Raleigh, North Carolina ("Summit Mayfaire") from Phoenix Real Estate Corporation B.V. for a total purchase price of $9.65 million. Summit Mayfaire was completed in 1995 and is situated on 7.0 acres. The Company financed the acquisition of Summit Mayfaire through a draw on its Unsecured Credit Facility.

         On February 20, 1997, the Company purchased all of the joint venture interests in a 416 apartment home community located in Orlando, Florida ("Summit Sand Lake") from TCR Sand Lake Limited Partnership and The Northwestern Mutual Life Insurance Company for a total purchase price of $26.8 million. Summit Sand Lake was completed in 1995 and is situated on 26 acres. The Northwestern Mutual Life Insurance Company is the provider of a $155 million secured mortgage loan to the Company. The Company financed the acquisition of Summit Sand Lake through the issuance of 194,495 operating partnership units and 243,608 shares of common stock and the assumption of $15.2 million in mortgage debt. The Company funded the cash requirements of the acquisition through a draw on its Unsecured Credit Facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements under Rule 3-14 of Regulation S-X

         The Company has determined that it is impracticable to file audited financial statements with respect to Summit Plantation, Summit Portofino, Summit Mayfaire and Summit Sand Lake as prescribed by Rule 3-14 of Regulation S-X. Such financial statements will be filed by amendment as soon as practicable, but in no event later than 60 days after the date that this Current Report is filed.



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(b)      Pro Forma Financial Statements

         The Company has determined that it is impracticable to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such pro forma financial statements will be filed by amendment as soon as practicable, but in no event later than 60 days after the date that this Current Report is filed.

(c)      Exhibits

         None



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                   SUMMIT PROPERTIES INC.



Dated:  March 6, 1997              By: /s/ William F. Paulsen
                                       ----------------------
                                       William F. Paulsen
                                       President and Chief Executive Officer